Exhibit 99
INDEPENDENT AUDITORS' REPORT

Board of Directors
Uniroyal Chemical Corporation

We have audited the consolidated balance sheet of Uniroyal Chemical Corporation and its subsidiaries as of October 1, 1995 and the related consolidated statements of operations, stockholders' equity(deficit) and cash flows for the years ended October 1, 1995 and October 2, 1994 (not presented separately herein). Our audits also included the financial statement schedule of valuation and qualifying accounts for the years ended October 1, 1995 and October 2, 1994 (not presented separately herein). These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, such consolidated financial statements (not presented separately herein) present fairly, in all material respects, the financial position of Uniroyal Chemical Corporation and its subsidiaries as of October 1, 1995, and the results of their operations and their cash flows for the years ended October 1, 1995 and October 2, 1994, in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedule (not presented separately herein), when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Stamford, Connecticut
November 17, 1995